UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2018

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 682-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2018, U.S. Silica Company, a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of U.S. Silica Holdings, Inc. (the “Company”), entered into an Agreement and Plan of Merger, by and among Buyer, EP Acquisition Parent, Inc., a Delaware corporation (“EPAP”), Tranquility Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Buyer, EPMC Parent LLC, a Delaware limited liability company, solely in its capacity as representative of the stockholders of EPAP, and solely for the purposes of Section 11.17 therein, Golden Gate Private Equity, Inc., a Delaware corporation (the “Merger Agreement”), pursuant to which Buyer will acquire all of the outstanding capital stock of EPAP through the merger of Merger Sub with and into EPAP (the “Merger”).

The consideration payable by Buyer in connection with the Merger consists of $750,000,000 of cash, subject to customary adjustments for net working capital, indebtedness, cash and transaction expenses as of the closing. The consideration, less the amount of cash that will be deposited into escrow to support the post-closing purchase price adjustment, will be payable to the stockholders of EPAP at the closing of the Merger.

The consummation of the Merger is subject to the satisfaction or waiver of closing conditions applicable to both Buyer and EPAP, including, among others, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement also contains customary representations, warranties and covenants of Buyer and EPAP.    The covenants include, among others, an obligation on behalf of EPAP to operate its business in the ordinary course until the Merger is consummated. The Merger Agreement also provides for limited termination rights on behalf of the parties. The Merger is expected to close in the second quarter of 2018.

Buyer expects to fund the consideration with cash on hand and additional borrowings pursuant to a contemplated amendment to its existing credit facilities. Buyer has secured a debt financing commitment from BNP Paribas, BNP Paribas Securities Corp. and Barclays Bank Plc.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

Item 8.01	Other Events.

On March 23, 2018, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Language Regarding Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed Merger, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of the Company and EPAP, as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) conditions to the closing of the Merger may not be satisfied; (2) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (3) the Merger may involve unexpected costs, unexpected liabilities or unexpected delays; (4) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; (5) the companies may be adversely affected by other economic, business, and/or competitive factors; and (6) Buyer may not be able to complete the contemplated debt financing expected to fund a portion of the consideration. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Discussions of some of these other important factors and assumptions are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), and available at the SEC’s website at www.sec.gov, including the Company’s 2017 Annual Report on Form 10-K in (a) Item 1A. Risk Factors, (b) Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Item 8. Financial Statements and Supplementary Data. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The Company does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	U.S. Silica Holdings, Inc. press release dated March 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2018

U.S. SILICA HOLDINGS, INC.

/s/ Donald A. Merril
Donald A. Merril
Executive Vice President, Chief Financial Officer and Corporate Secretary